ANTARES PHARMA ENTERS INTO LICENSE AND ASSET PURCHASE AGREEMENTS WITH FERRING

EWING, NJ, November 11, 2009 -- Antares Pharma, Inc. (NYSE Amex: AIS) today announced the simultaneous signing of a license and an asset purchase agreement with Ferring International Center S.A.   Under the terms of the exclusive license agreement Ferring obtained rights to certain intellectual property relating to Antares’ proprietary transdermal gel delivery technology. Upon closing of the asset purchase agreement Ferring will purchase research equipment and assume responsibility for Antares’ leased development facility in Allschwil, Switzerland.  A majority of the current employees at the facility will become employees of Ferring.  Importantly, these agreements will have no impact on Antares’ current licenses, the transdermal clinical pipeline, or marketed products including Anturol® LibiGel®, Nestorone, and Elestrin™.  Financial terms of the agreements which consist of upfront payments and milestones were not disclosed.

“We are pleased that we have expanded our strong partnership with Ferring to include our transdermal gels and delighted that Ferring has agreed to retain a significant majority of our employees at our Allschwil facility,” stated Paul K. Wotton, Ph.D., President and Chief Executive Officer.

“We are committed to developing ever more innovative and patient-convenient delivery systems for our compounds and this agreement is another step in our efforts in this direction,” commented, Dr Pascal Danglas, Ferring’s Executive Vice President Clinical & Product Development.

Dr. Wotton continued, “These agreements represent another major step in focusing Antares on our growing parenteral injector business, without losing the potential upside from our marketed and clinical stage transdermal gel programs, while at the same time reducing our overhead costs and burn rate.”

About Antares Pharma

Antares Pharma focuses on self-injection delivery technologies and topical gel-based pharmaceutical products.  The company’s subcutaneous injection technology platforms include VibexTM disposable pressure-assisted auto injectors, ValeoTM/Vision® reusable needle-free injectors, and disposable multi-use pen injectors.  In the injector area, Antares Pharma has a multi-product deal with Teva Pharmaceuticals Industries, Ltd that includes Tev-Tropin® human growth hormone and a partnership with Ferring Pharmaceuticals.  In the gel-based area, the company’s lead product candidate, Anturol® an oxybutynin ATD™ gel for the treatment of OAB (overactive bladder), is currently under evaluation in a pivotal Phase 3 trial.  Antares also has a partnership with BioSante that includes LibiGel® (transdermal testosterone gel) in Phase 3 clinical development for the treatment of female sexual dysfunction (FSD), and Elestrin™ (estradiol gel) indicated for the treatment of moderate-to-severe vasomotor symptoms associated with menopause, and currently marketed in the U.S. Antares Pharma has corporate headquarters in Ewing, New Jersey, with subsidiaries performing research, development, manufacturing and product commercialization activities in Minneapolis, Minnesota and Basel, Switzerland.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements related to the Company’s future financial performance, and other statements which are other than statements of historical facts. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expects," "intends," "plans," anticipates," "believes," "estimates," "predicts," "projects," "potential," "continue," and other similar terminology or the negative of these terms, but their absence does not mean that a particular statement is not forward-looking. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that may cause actual results to differ materially from those anticipated by the forward-looking statements. These risks and uncertainties include, among others statements that the Company created a robust platform for growth, difficulties or delays in the initiation, progress, or completion of its clinical trials, including the phase 3 trial of Anturol®, whether caused by competition, adverse events, investigative site initiation rates, patient enrolment rates, regulatory issues, or other factors; that clinical trials may not demonstrate that Anturol® is both safe and effective for the treatment of patients with overactive bladder syndrome; that the safety and/or efficacy results of the phase 3 trial of Anturol® may not support an application for marketing approval in the United States or any other country; that an application for marketing approval may not be accepted for review or at all by the FDA or any other regulatory authority; and that the Company may lack the financial resources and access to capital to fund clinical trials. Additional information concerning these and other factors that may cause actual results to differ materially from those anticipated in the forward-looking statements is contained in the "Risk Factors" section of the Company's Annual Report on Form 10-K for the year ended December 31, 2008, and in the Company's other periodic reports and filings with the Securities and Exchange Commission. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this press release. All forward-looking statements are based on information currently available to the Company on the date hereof, and the Company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this press release, except as required by law.

Contacts:
Antares Pharma, Inc.	Westwicke Partners, LLC
Robert F. Apple	John Woolford
Chief Financial Officer	(443) 213-0506
(609) 359-3020	john.woolford@westwicke.com